UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

(713) 730-7026
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 31, 2026, Barnwell Hawaiian Properties, Inc., a Delaware corporation (“BHP”) and a subsidiary of Barnwell Industries, Inc. (the “Company”), together with Ka’upulehu Developments, a Hawaii general partnership (“KD”) for which BHP serves as authorized general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with David Johnston, as purchaser (the “Buyer”). BHP and KD are each severally, and not jointly, sellers under the Purchase Agreement (together, the “Sellers”).

Under the Purchase Agreement, the Sellers will sell to the Buyer at closing (i) BHP’s 34.45% limited partner interest in KKM Makai, LLLP, a Delaware limited liability limited partnership, and BHP’s 75% general partner interest in KD Kona 2013 LLLP, a Delaware limited liability limited partnership (together, the “Partner Interests”); (ii) KD’s rights in KD Acquisition II, LLLP and Increment 2 of Lot 4-A at Ka’upulehu on the Island of Hawaii under a Retained Rights Agreement dated March 7, 2019 (the “KD Project Rights”); and (iii) KD’s rights under an Agreement to Terminate Project Rights dated November 17, 2025 between the Buyer and KD. Each of KKM Makai, LLLP and KD Kona 2013 LLLP indirectly holds partner interests in the entities that lease Increments 1 and 2 of Lot 4-A from Kamehameha Schools.

The purchase price is $1,770,000 in cash, payable at closing, allocated $770,000 to the Partner Interests and $1,000,000 to the KD Project Rights and the rights under the Agreement to Terminate. After giving effect to the minority interest held by Cambridge Hawaii LP in KD, net consideration to the Company is estimated at approximately $1.5 million. In addition, a pre-closing distribution by Ka’upulehu Makai, LLLP of $500,000 to its partners is expected to result in a further distribution of approximately $0.1 million to the Company.

The closing of the transactions contemplated by the Purchase Agreement is to occur on or before September 15, 2026, or on a mutually agreed date within five business days thereafter. Closing is subject to customary conditions, including, among others: (i) the accuracy in all material respects of the parties’ representations and warranties and the absence of any material breach of any other material obligation or covenant; (ii) the absence of any pending or threatened proceeding that would restrain, enjoin, prohibit or prevent consummation of the transactions or cause them to be rescinded following consummation; (iii) a $500,000 distribution by Ka’upulehu Makai, LLLP to its partners; and (iv) the absence of a material adverse change in the condition, operations, business or assets of KKM Makai, LLLP or KD Kona 2013 LLLP (excluding changes arising from general economic or political conditions or changes in financial, banking or securities markets generally). The Buyer represents that it has completed its due diligence.

The Purchase Agreement may be terminated prior to closing: (i) by either party if any condition precedent to that party’s obligation to close has not been satisfied or waived by the closing date despite good-faith efforts by the obligated party to satisfy the same; or (ii) by either party if the closing has not occurred within five business days after the closing date; provided that a party whose material breach caused the failure to close may not terminate.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Buyer, David Johnston, is the son of Terry Johnston, a partner in KD. In addition, the Company understands that a historical arrangement may exist under which Terry Johnston is entitled to a commission equal to 8% of distributions from KD, although no copy of such arrangement has been located. Under the Purchase Agreement, the Buyer has agreed to indemnify the Sellers and their affiliates against any claim by Terry Johnston (or any affiliate of his) that he is entitled to a commission on any portion of the purchase price payable to the Sellers.

The Partner Interests are being sold on a strictly “AS-IS” basis.  The Sellers’ representations and warranties are limited and survive for six months after closing. Each Seller’s aggregate liability is capped at 10% of the portion of the purchase price allocated to the assets it sold, subject to a $25,000 aggregate claim threshold, and consequential, special, incidental, exemplary and punitive damages and lost profits are excluded. These limitations do not apply to actual common-law fraud by the applicable Seller. The Buyer will indemnify the Sellers and their affiliates from and after closing against liabilities arising out of or relating to the Partner Interests, the KD Project Rights, the Agreement to Terminate, KKM Makai, LLLP or KD Kona 2013 LLLP, whether arising before, on or after closing. The Purchase Agreement is governed by Hawaii law.

Upon the closing, the Company expects that the transaction will achieve a complete exit from all of the Company’s known remaining Hawaii real-estate-related interests, subject to minimal, administrative winding up activities. The Company will continue to own BHP and Barnwell Kona Corporation, both Delaware corporations, following the closing and expects to wind up those entities thereafter. There can be no assurance that the closing will occur on the anticipated timeline or at all.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing of the transactions described herein, expected proceeds, estimated tax liabilities, and the Company’s plans to exit its Hawaii interests and wind up certain subsidiaries. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, the failure to satisfy conditions precedent to closing, changes in tax laws or assessments, and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 7.01	Regulation FD Disclosure.

On August 4, 2026, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of July 31, 2026, by and among David Johnston, Kaupulehu Developments, and Barnwell Hawaiian Properties, Inc.

99.1	Press release dated August 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally to the U.S. Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2026

BARNWELL INDUSTRIES, INC.

By:	/s/ Philip F. Patman, Jr.
	Name:	Philip F. Patman Jr.
	Title:	Chief Financial Officer and Treasurer